UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST TRINITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	6311	34-1991436
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number.)

7633 E. 63rd Place
Suite 230
Tulsa, OK 74133
(918) 249-2438
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mr. Gregg Zahn
Chief Executive Officer
First Trinity Financial Corporation
7633 E. 63rd Place
Suite 230
Tulsa, OK 74133
(918) 249-2438
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

P. David Newsome, Jr.
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
320 South Boston, Suite 200
Tulsa, Oklahoma 74103
(918) 594-0831

Approximate date of commencement of proposed sale to the public: As soon as practicable beginning after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   File No. 333-163901

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☐   Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Offering price per share (3)	Proposed maximum aggregate offering price (4)	Amount of registration fee (5)
Common stock, par value $.01 per share	2,066,668	$7.50	$11,000,010	$784.30

(1)	Includes 133,334 shares of common stock to cover over-subscriptions, if any, in excess of the proposed maximum number of shares being offered.

(2)	Includes 600,000 shares of common stock to be available for distribution to shareholders upon declaration of one or more stock dividends.

(3)	The common stock is not traded on any national exchange. The offering price was arbitrarily determined by the registrant and bears no relationship to assets, earnings or any other valuation criteria.

(4)	Estimated in accordance with Rule 457 of the Securities Act.

(5)	Previously paid.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to First Trinity Financial Corporation’s (the “Company”) Registration Statement on Form S-1 (File No. 333-163901) effective June 29, 2010 (the “Registration Statement”), is filed pursuant to Rule 462(b) of the rules adopted under the Securities Act of 1933, as amended, and Rule 416 of such rules to register 600,000 shares of common stock of the Company to be available for distribution pursuant to one or more stock dividends.

The contents of the Registration Statement are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized in Tulsa, Oklahoma on January 10, 2011

FIRST TRINITY FINANCIAL CORPORATION an Oklahoma corporation

By:	/s/Gregg E. Zahn		January 10, 2011
Gregg E. Zahn, President and Chief Executive Officer

By:	/s/Jeffrey J. Wood		January 10, 2011
Jeffrey J. Wood, Chief Financial Officer and Chief Accounting Officer

	*	Chairman of the Board and Director	January 10, 2011
Scott J. Engebritson

	*	Secretary	January 10, 2011
William S. Lay

	*	Director	January 10, 2011
H. Bryan Chrisman

	*	Director	January 10, 2011
Bill H. Hill, Director

	*	Director	January 10, 2011
Charles Wayne Owens

	*	Director	January 10, 2011
George E. Peintner

	*	Director	January 10, 2011
G. Wayne Pettigrew

	*	Director	January 10, 2011
Gary L. Sherrer

	*	Director	January 10, 2011
Shannon B. Young

By:	/s/ Gregg Zahn		January 10, 2011
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.2	Opinion of Hall, Estill, Hardwick, Gable & Nelson, P.C.

23.2	Consent of Hall, Estill, Hardwick, Gable & Nelson, P.C., (included as part of its opinion filed as Exhibit 5.2 hereto).